Exhibit 1.1

EXECUTION VERSION

Burlington Northern Santa Fe Corporation

UNDERWRITING AGREEMENT

September 21, 2009

Barclays Capital Inc.

Goldman, Sachs & Co.

Wells Fargo Securities, LLC

As Representatives of the several

Underwriters named in Schedule I hereto

Ladies and Gentlemen:

Burlington Northern Santa Fe Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein (the “Underwriting Agreement”), between the Company on the one hand and you, as Representatives of the several underwriters named in Schedule I hereto (the “Underwriters”), on the other hand, to issue and sell to the Underwriters the Securities specified in Schedule II hereto (the “Securities”). All provisions contained in the document entitled Burlington Northern Santa Fe Corporation Underwriting Agreement Standard Provisions (Debt Securities), a copy of which is attached hereto (the “Standard Provisions”), are hereby incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. Unless otherwise defined herein, terms defined in the Standard Provisions are used herein as therein defined.

The Issuer Free Writing Prospectuses referred to in Section 6(a) of the Standard Provisions are set forth on Schedule III hereto, and any additional documents incorporated by reference referred to in Section 2(d) of the Standard Provisions are set forth on Schedule III hereto. The forms of final term sheets referred to in Section 5(a) of the Standard Provisions are attached hereto as Schedule IV. Each reference to the Representatives herein and in the Standard Provisions shall be deemed to refer to you. The Representatives are to act on behalf of each of the Underwriters of the Securities.

Subject to the terms and conditions set forth herein and in the Standard Provisions, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the “Time of Delivery” (as specified in Schedule II hereto) and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto.

For the purposes of this Agreement, the following information is the only information furnished to the Company by any Underwriter for use in the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus:

a.	The second paragraph of text under the caption “Underwriting” in the Prospectus Supplement, concerning the terms of the offering by the Underwriters;

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b.	The second sentence of the third paragraph of text under the caption “Underwriting” in the Prospectus Supplement, concerning market making by the Underwriters; and

c.	The fourth, fifth and sixth paragraphs of text under the caption “Underwriting” in the Prospectus Supplement, concerning stabilization and short positions created by the Underwriters.

[Remainder of page intentionally left blank]

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If the foregoing is in accordance with your understanding, please sign and return to us seven counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

BURLINGTON NORTHERN SANTA FE CORPORATION

By:	/s/ Thomas N. Hund
Name:	Thomas N. Hund
Title:	Executive Vice President and Chief Financial Officer

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Accepted as of the date hereof:

BARCLAYS CAPITAL INC.

By:	/s/ Pamela Kendall
Name:	Pamela Kendall
Title:	Director

GOLDMAN, SACHS & CO.

/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn C. Hurley
Name:	Carolyn C. Hurley
Title:	Vice President

On behalf of itself and each of the other Underwriters

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Schedule I

Underwriters	Principal Amount of Notes to be Purchased
Barclays Capital Inc.	$175,000,000
Goldman, Sachs & Co.	175,000,000
Wells Fargo Securities, LLC	175,000,000
BNP Paribas Securities Corp.	45,000,000
BNY Mellon Capital Markets, LLC	45,000,000
Mitsubishi UFJ Securities (USA), Inc.	45,000,000
RBC Capital Markets Corporation	45,000,000
U.S. Bancorp Investments, Inc.	45,000,000

Total	$750,000,000

Schedule I

Schedule II

4.700% Notes due October 1, 2019

Title of Securities:

4.700% Notes due October 1, 2019 (the “Notes”)

Aggregate Principal Amount:

$750,000,000

Price to Public:

99.825% of the principal amount, plus accrued interest, if any, from September 24, 2009

Purchase Price by Underwriters:

99.175% of the principal amount, plus accrued interest, if any, from September 24, 2009

Specified Funds for Payment of Purchase Price:

By wire transfer to a bank account specified by the Company in immediately available funds

Indenture:

Indenture, dated as of December 1, 1995, between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as successor in interest to The First National Bank of Chicago, as Trustee (the “Trustee”), as supplemented by the Fourth Supplemental Indenture, to be dated as of September 24, 2009, between the Company and the Trustee

Maturity: October 1, 2019

Interest Rate: 4.700% per annum

Interest Payment Dates:

April 1 and October 1, commencing on April 1, 2010

Redemption Provisions:

Redeemable as a whole or in part, at the option of the Company, at any time, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such interest accrued as of the redemption date) discounted to the redemption date semiannually (assuming a 360-day year consisting of twelve 30-day months) at the

Schedule II-1

Treasury Rate (as defined below) plus 25 basis points, plus in either case any accrued and unpaid interest on the Notes to be redeemed to the date of redemption. The Independent Investment Banker (as defined below) will calculate the redemption price.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity with the remaining term of the Notes.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

“Reference Treasury Dealer” means each of Barclays Capital Inc., Goldman, Sachs & Co. and a Primary Treasury Dealer (as defined below) selected by Wells Fargo Securities, LLC and their respective successors and one other nationally recognized investment banking firm that is a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”) specified from time to time by us; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall replace that former dealer with another Primary Treasury Dealer.

The Company will mail notice of any redemption between 30 days and 60 days before the redemption date to each holder of the Notes to be redeemed. The notice of redemption need not set forth the redemption price but only the manner of calculation thereof. The Company will notify the trustee of the redemption price promptly after calculation, and the trustee shall not be responsible for such calculation.

Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions of the Notes called for redemption.

Schedule II-2

Change of Control Provisions:

If a Change of Control Repurchase Event occurs, unless the Company has exercised its right to redeem the Notes as described above, the Company will be required to make an offer to each holder of Notes to repurchase all or any part (in integral multiples of $1,000) of that holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but not including, the date of repurchase. Within 30 days following a Change of Control Repurchase Event or, at the Company’s option, prior to a Change of Control, but after the public announcement of the Change of Control, the Company will mail a notice to each holder of Notes, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on a Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.

On the repurchase date following a Change of Control Repurchase Event, the Company will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered pursuant to its offer;

(2) deposit with the Trustee an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of Notes being purchased by the Company.

The Trustee will promptly mail to each holder of Notes properly tendered the purchase price for the Notes, and the Trustee will promptly cause to be transferred by book-entry to each holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a principal amount of a minimum denomination of $2,000 and an integral multiple of $1,000 in excess thereof.

Schedule II-3

The Company will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer.

For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:

“Below Investment Grade Ratings Event” means that on any day within the 60-day period (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (1) the occurrence of a Change of Control; or (2) public notice of the occurrence of a Change of Control or the intention by the Company to effect a Change of Control, the Notes are rated below Investment Grade by each of the Rating Agencies. Notwithstanding the foregoing, a Below Investment Grade Ratings Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Ratings Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the ratings reduction).

“Change of Control” means the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than the Company, its subsidiaries, or its or such subsidiaries’ employee benefit plans, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the Company’s Voting Stock or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed measured by voting power rather than number of shares.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Ratings Event.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); and the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.

“Moody’s” means Moody’s Investors Service, Inc.

Schedule II-4

“Rating Agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Company (as certified by a resolution of the Company’s board of directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.

“Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Sinking Fund Provisions:

No sinking fund provisions

Defeasance Provisions:

Legal defeasance and covenant defeasance permitted upon compliance with conditions set forth in the Indenture

Time of Sale:

2:00 P.M., Eastern Standard Time, on September 21, 2009

Time of Delivery:

9:30 A.M., Eastern Standard Time, on September 24, 2009

Closing Location:

Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004

Names and Addresses of Representatives:

Designated Representatives:

Barclays Capital Inc.

Goldman, Sachs & Co.

Wells Fargo Securities, LLC

Address for Notices, etc.:

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Schedule II-5

Attention: Syndicate Registration

Facsimile: (646) 834-8133

c/o Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

c/o Wells Fargo Securities, LLC

301 South College Street

Charlotte, North Carolina 28288

Attention: Transaction Management Department

Facsimile: (704) 383-9165

Schedule II-6

Schedule III

Materials in Addition to the Pricing Prospectus comprising the Disclosure Package:

Term Sheet, dated September 21, 2009

Other Free Writing Prospectuses:

None

Documents Incorporated by Reference:

None

Schedule III

Schedule IV

Filed Pursuant to Rule 433

Registration No. 333-155301

September 21, 2009

Burlington Northern Santa Fe Corporation

$750,000,000 4.700% Notes due October 1, 2019

Final Term Sheet

Issuer:	Burlington Northern Santa Fe Corporation

Note Type:	Senior Unsecured Notes

Ratings:	Baa1/BBB (stable/stable)

Offering Format:	SEC Registered

Final Terms

Principal Amount:	$750,000,000

Benchmark:	UST 3.625% due August 15, 2019

Benchmark Yield:	3.472%

Re-offer Spread:	T + 125 bps

Re-offer Yield:	4.722%

Coupon:	4.700%

Price to Public:	99.825%

Coupon Dates:	April 1 and October 1

First Coupon Date:	April 1, 2010

Trade Date:	September 21, 2009

Settlement Date:	September 24, 2009

Maturity Date:	October 1, 2019

Make Whole Call:	T+25 bps

Day Count Convention:	30/360

Schedule IV-1

Denomination:	$2,000 x $1,000

CUSIP:	12189TBC7

Bookrunners:	Barclays Capital Inc., Goldman, Sachs & Co. and Wells Fargo Securities, LLC

Co-Managers:	BNP Paribas Securities Corp., BNY Mellon Capital Markets, LLC, Mitsubishi UFJ Securities (USA), Inc., RBC Capital Markets Corp., U.S. Bancorp Investments, Inc.

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling or emailing Barclays Capital Inc. toll-free at 1-888-603-5847 or barclaysprospectus@broadridge.com or calling or emailing Goldman, Sachs & Co. toll free at 1-866-471-2526 or prospectus-ny@ny.email.gs.com or calling or emailing Wells Fargo Securities, LLC toll free at 1-800-326-5897 or prospectus.specialrequests@wachovia.com.

Schedule IV-2

Burlington Northern Santa Fe Corporation

Underwriting Agreement

Standard Provisions

(Debt Securities)

From time to time Burlington Northern Santa Fe Corporation, a Delaware corporation (the “Company”), may enter into one or more underwriting agreements that provide for the sale of debt securities (the “Securities”) to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an “Underwriting Agreement”). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as “this Agreement.” Terms defined in the Underwriting Agreement are used herein as therein defined.

The terms and rights of any particular issuance of Securities shall be as specified in this Agreement and in or pursuant to the indenture (the “Indenture”) identified in this Agreement.

1. Particular sales of Securities may be made from time to time to the Underwriters of such Securities, for whom the firms as representatives of the Underwriters of such Securities in the Underwriting Agreement relating thereto will act as representatives (the “Representatives”). The term “Representatives” also refers to a single firm acting as sole representative of the Underwriters and to Underwriters who act without any firm being designated as their representative. The obligations of the Underwriters under this Agreement shall be several and not joint.

2. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-3 (File No. 333-155301) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus, including any preliminary prospectus supplement, relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter

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collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Time of Sale (as defined in Section 2(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Securities and identified as such on Schedule III to the Underwriting Agreement is hereinafter called an “Issuer Free Writing Prospectus”);

(b) The Company was a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act (A) at the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purpose of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus filed pursuant to the Securities Act), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Securities Act; and the Company was not an “ineligible issuer” as defined in Rule 405 under the Securities Act at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities;

(c) For the purposes of this Agreement, the “Time of Sale” will be the date and time of day specified in Schedule II to the Underwriting Agreement; the Pricing Prospectus as supplemented by those Issuer Free Writing Prospectuses and other documents so specified in Schedule III to the Underwriting Agreement and by the final term sheet in the form attached to the Underwriting Agreement as Schedule IV, prepared and filed pursuant to Section 5(a) hereof, taken together (collectively, the “Disclosure Package”) as of the Time of Sale, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Disclosure Package in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein; and each Issuer Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus;

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(d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III to the Underwriting Agreement and except for such other documents as were delivered to you prior to the Time of Sale;

(e) The Prospectus and any amendment or supplement thereto, as of the date thereof, do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(f) No order preventing or suspending the use of the Registration Statement has been issued by the Commission;

(g) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement will conform, in all material respects to the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Securities through the Representatives expressly for use therein;

(h) Since the respective dates as of which information is given in the Pricing Prospectus, there has not been any change in the capital stock (other than increases in the stock

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of the Company as the result of the issuance of shares pursuant to any of the Company’s stock option plans) or any material change in long-term debt of the Company and its subsidiaries or any material adverse change, or any development that the Company has a reasonable cause to believe involves a prospective material adverse change, in the business, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus;

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its property requires such qualification, except where failure to qualify would not in the aggregate have a material adverse effect upon the Company and its subsidiaries taken as a whole; and BNSF Railway Company (hereinafter referred to as the “Significant Subsidiary”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

(j) The Company has an authorized capitalization as set forth in the Pricing Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable; and all of the issued shares of capital stock of the Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and except as set forth in the Pricing Prospectus are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(k) The Securities have been duly authorized and, when the Securities are issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, which will be substantially in the form filed as an exhibit to the Registration Statement; assuming the due authorization and execution by the Trustee, the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and, at the Time of Delivery for such Securities (as defined in Section 4 hereof), the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Indenture conforms, and the Securities will conform, to the descriptions thereof contained in the Pricing Prospectus and the Prospectus;

(l) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the execution and delivery of the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject except for such conflicts, breaches, violations or defaults that will not individually or in the aggregate have a material adverse effect on the business, financial

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position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, nor will such action result in any violation of the provisions of the Amended and Restated Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties except for such violations (other than with respect to the Company’s Amended and Restated Certificate of Incorporation or By-laws) that will not individually or in the aggregate have a material adverse effect on the business, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except such as have been, or will have been prior to the Time of Sale, obtained under the Securities Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

(m) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, in either case, the Company has reasonable cause to believe will individually or in the aggregate have a material adverse effect on the financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(n) PricewaterhouseCoopers LLP, who has certified certain financial statements of the Company and its subsidiaries, and has attested to the Company’s internal control over financial reporting, is an independent registered public accounting firm as required by the Securities Act and the rules and regulations of the Commission thereunder;

(o) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or persons under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(p) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective; and

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(q) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be an “investment company”, or an entity “controlled” by an investment company as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

3. Upon the execution of this Agreement and authorization by the Representatives of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

4. Securities to be purchased by each Underwriter pursuant to this Agreement will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with the Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer of such funds as may be specified in Schedule II to the Underwriting Agreement, all at the place and time and date specified in this Agreement or at such other place and time and date as the Representatives and the Company may agree upon in writing, such time and date being herein called the “Time of Delivery”.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by the Representatives, which approval shall not be unreasonably withheld or delayed, and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 424(b); to make no further amendment or any supplement to the Registration Statement or Prospectus after the date of this Agreement and prior to the Time of Delivery without giving you advance notice thereof and an opportunity to comment thereon; to advise the Representatives promptly of any such amendment or supplement after such Time of Delivery and furnish the Representatives with copies thereof; if requested by the Underwriters; to prepare a final term sheet, containing a description of the Securities, in a form approved by you and to file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such Rule; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Securities, and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Registration Statement or any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, of the suspension of the qualification of such Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such

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purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal, and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement at the Company’s expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b) If required by Rule 430B(h) under the Securities Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Securities Act not later than may be required by Rule 424(b) under the Securities Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof;

(c) Promptly from time to time take such action as the Representatives may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions in the United States as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(d) To furnish the Underwriters with copies of the Prospectus in New York City in such quantities as you may from time to time reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act;

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(e) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c)), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including at the option of the Company Rule 158);

(f) To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act; and

(g) During the period beginning from the date of this Agreement and continuing to and including the Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company which mature more than one year after such Time of Delivery and which are substantially similar to the Securities, without the prior written consent of the Representatives.

(h) In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

6. (a) The Company represents and agrees that, other than any final term sheet prepared and filed pursuant to Section 5(a) hereof, without the prior consent of the Representatives, the Company has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, and any such free writing prospectus the use of which has been so consented to is listed on Schedule III to the Underwriting Agreement.

(b) The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending;

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this Agreement shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

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7. (a) Each Underwriter represents and agrees that, other than one or more term sheets relating to the Securities containing customary information that do not require the filing of any material pursuant to Rule 433(d) except for the final term sheet prepared and filed pursuant to Section 5(a) hereof, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus (any such free writing prospectus referred to as an “Underwriter Free Writing Prospectus”);

(b) Each of the Underwriters has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Underwriter Free Writing Prospectus prepared or used by it, including timely filing with the Commission or retention where required and legending.

8. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and its independent registered public accounting firm in connection with the registration of the Securities under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto, and any Issuer Free Writing Prospectus, and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or reproducing this Agreement, any Indenture, and the Blue Sky Memorandum and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(c) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of any Trustee and any agent of any Trustee and the fees and disbursements of counsel for any Trustee in connection with any Indenture and the Securities (to the extent the Trustee does not pay such fees); (vii) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Securities; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, Section 10 and Section 14 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

9. The obligations of the Underwriters of any Securities under this Agreement shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Company in or incorporated by reference in this Agreement are, at and as of the Time of Delivery, true and correct in all material respects, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5(a) hereof; the final term

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sheet contemplated by Section 5(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission, and no notice of objection of the Commission to use the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b) Baker Botts L.L.P., counsel for the Underwriters, using reasonable efforts, shall have furnished to the Representatives such opinion or opinions, dated the Time of Delivery, with respect to the incorporation of the Company, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Sullivan & Cromwell LLP, counsel for the Company, using reasonable efforts, shall have furnished to the Representatives such opinions, dated the Time of Delivery, substantially in the form attached hereto as Annex I;

(d) James Gallegos, Vice President and Corporate General Counsel of the Company, shall have furnished to the Representatives his written opinion, dated the Time of Delivery, substantially in the form attached hereto as Annex II;

(e) On the date of this Agreement, at the Time of Sale, and at the Time of Delivery, the independent registered public accounting firm of the Company who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to the Representatives a letter, dated the date of this Agreement and a letter dated such Time of Delivery, respectively, to the effect set forth in Annex III hereto, and with respect to such letter dated such Time of Delivery, as to such other matters as the Representatives may reasonably request and in form and substance satisfactory to the Representatives;

(f) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus, there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in the business, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the reasonable judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

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(g) On or after the Time of Sale, (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by Moody’s Investors Service, or the Standard & Poor’s Division of the McGraw Hill Companies Inc. and (ii) neither organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities; and

(h) The Company shall have furnished or caused to be furnished to the Representatives at the Time of Delivery of the Securities a certificate or certificates of officers of the Company satisfactory to the Representatives as to the accuracy in all material respects of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, and as to the matters set forth in subsections (a) and (f) of this Section.

10. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any amendment or supplement relating to such Securities or any Issuer Free Writing Prospectus, and provided, further, that the Company shall not be liable to any Underwriter under the indemnity agreement in this subsection (a) to the extent that (i) any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, (ii) the Company has informed the Underwriters of such untrue statement or alleged untrue statement or omission or alleged omission in writing at least 24 hours prior to the Time of Sale, (iii) the Company has filed on Form 8-K an amended Preliminary Prospectus or Pricing Prospectus or Issuer Free Writing Prospectus with the Commission correcting such untrue statement or alleged untrue statement or omission or alleged omission prior to the Time of

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Sale and (iv) the Company has provided to the Underwriters an amended Preliminary Prospectus or Pricing Prospectus or Issuer Free Writing Prospectus correcting such untrue statement or alleged untrue statement or omission or alleged omission at least 24 hours prior to the Time of Sale and requested in writing that the Underwriters deliver such amended Preliminary Prospectus or Pricing Prospectus or Issuer Free Writing Prospectus to the persons to whom the Underwriters are selling the Securities and (v) such loss, claim, damage or liability results from the fact that such Underwriter has sold Securities to a person to whom such Underwriter has failed to deliver such amended Preliminary Prospectus or Pricing Prospectus or Issuer Free Writing Prospectus.

(b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Pricing Prospectus, the Registration Statement, the Prospectus as amended or supplemented, or any such amendment or supplement thereto, any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the foregoing, in no event shall more than one such separate counsel in each jurisdiction where an action is commenced be retained for all indemnified parties together and neither the indemnified party nor the indemnifying party, in the instance where the indemnifying party has assumed the defense of the indemnified party, shall settle any action, proceeding or investigation with respect to the indemnified party without the written consent of the other, which consent shall not be unreasonably withheld.

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(d) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Securities on the other hand from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company to the total underwriting discounts and commissions received by such Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties’ relative intent, prejudice resulting from any failure to give notice of any action under sub-section (c), knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.

(e) The obligations of the Company under this Section 10 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms

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and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

11. (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase under this Agreement, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to the Representatives to purchase such Securities on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Securities, the Representatives or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, each as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase under this Agreement and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase under this Agreement) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of the Securities, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 8 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

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12. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

13. This Agreement shall be subject to termination by the Representatives by notice to the Company if, on or after the Time of Sale, there shall have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; or (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; if the effect of any such event specified in this clause (iii) in the reasonable judgment of the Representatives, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated by the Prospectus.

14. If this Agreement shall be terminated pursuant to Section 11 or Section 13 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Securities covered by this Agreement except as provided in Section 8 and Section 10 hereof; but, if for any other reason Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all reasonable out-of-pocket expenses approved in writing by the Representatives, including reasonable fees and disbursements of counsel, incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Securities, but the Company shall then be under no further liability to any Underwriter with respect to such Securities except as provided in Section 8 and Section 10 hereof.

15. In all dealings hereunder, the Representatives shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in this Agreement.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the address of the Representatives as set forth in this Agreement; and if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement: Attention: Corporate Secretary; provided, however, that any notice to an Underwriter pursuant to Section 10(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

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16. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Section 10 and Section 12 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

17. Time shall be of the essence of this Agreement. As used herein, “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

18. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction, each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto, or the financial, tax or other related consequences of the transaction for the Company.

19. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

20. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

21. This Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

16

Annex I

Form of Sullivan & Cromwell Opinions

Annex I

Annex I-A

Sullivan & Cromwell Legal Opinion

[Sullivan & Cromwell Letterhead]

September 24, 2009

Barclays Capital Inc.,

745 Seventh Avenue,

New York, New York 10019.

Goldman, Sachs & Co.,

85 Broad Street,

New York, New York 10004.

Wells Fargo Securities, LLC,

301 South College Street,

Charlotte, North Carolina 28288.

As Representatives of the several Underwriters

Ladies and Gentlemen:

In connection with the several purchases today by you and the other Underwriters named in Schedule I to the Underwriting Agreement, dated September 21, 2009 (the “Underwriting Agreement”), between Burlington Northern Santa Fe Corporation, a Delaware corporation (the “Company”), and you, as Representatives of the several Underwriters named therein (the “Underwriters”), of $750,000,000 principal amount of the Company’s 4.700% Notes due October 1, 2019 (the “Securities”) issued pursuant to the Indenture, dated as of December 1, 1995, and the Fourth Supplemental Indenture, dated as of September 24, 2009 (together, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as successor Trustee (the “Trustee”), we, as special counsel for the Company, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is our opinion that:

(1) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease or operate its properties and conduct its business as described in the Disclosure Package and the Prospectus (each as defined in the Underwriting Agreement).

Annex I-A

Barclays Capital Inc.
Goldman, Sachs & Co.
Wells Fargo Securities, LLC	- 2 -

(2) The Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act of 1939; the Securities have been duly authorized, executed, authenticated, issued and delivered, and are entitled to the benefit of the Indenture; the Indenture and the Securities constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Securities and the Indenture conform to the descriptions thereof in the Disclosure Package and the Prospectus.

(3) All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company under the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware for the issuance, sale and delivery of the Securities by the Company to the Underwriters have been obtained or made.

(4) The issuance of the Securities in accordance with the Indenture and the sale of the Securities by the Company to the Underwriters pursuant to the Underwriting Agreement do not, and the performance by the Company of its obligations under the Indenture, the Underwriting Agreement and the Securities will not,

(A) violate the Company’s certificate of incorporation or by-laws,

(B) result in a default under or breach of the agreements listed in Annex A to this opinion, or

(C) violate any Federal law of the United States, any law of the State of New York or the General Corporation Law of the State of Delaware applicable to the Company;

provided, however, that, for the purposes of this paragraph (4), we express no opinion with respect to Federal or state securities laws, other antifraud laws, fraudulent transfer laws and the Employment Retirement Income Security Act of 1974 and related laws; provided, further, that insofar as performance by the Company of its obligations under the Indenture, the Underwriting Agreement and the Securities is concerned, we express no opinion as to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights.

(5) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

Barclays Capital Inc.
Goldman, Sachs & Co.
Wells Fargo Securities, LLC	- 3 -

The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

In rendering the foregoing opinion, we have relied as to certain matters upon information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee, that the Securities conform to the specimen thereof examined by us, that the Trustee’s certificates of authentication of the Securities have been manually signed by one of the Trustee’s authorized officers, and that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.

Very truly yours,

ANNEX A

1) Second Amended and Restated RPI–2002–1 Receivables Purchase Agreement, the Amended and Restated RPI–2003–1 Receivables Purchase Agreement, the RPI 2007–1 Receivables Purchase Agreement and the RPI 2007–2 Receivables Purchase Agreement, all dated as of November 14, 2007, among Santa Fe Receivables Corporation, BNSF Railway Company and The Bank of New York Trust Company, N.A.

2) Amended and Restated Five-Year Revolving Credit Agreement, dated as of June 15, 2005, as amended on September 15, 2006 and November 2, 2007, among Burlington Northern Santa Fe Corporation, the Lenders party thereto, the Syndication Agent named therein, and JPMorgan Chase Bank, N.A.

3) Burlington Northern Santa Fe Non-Employee Directors’ Stock Plan, as amended and restated February 13, 2009.

4) Form of Burlington Northern Santa Fe Non-Employee Directors’ Stock Plan Director’s Restricted Stock Unit Award Agreement.

5) BNSF Railway Company Incentive Compensation Plan, as amended and restated February 12, 2009.

6) Burlington Northern Santa Fe Corporation Deferred Compensation Plan, as amended and restated effective December 9, 2004.

7) Burlington Northern Santa Fe Corporation Senior Management Stock Deferral Plan, as amended and restated effective January 1, 2008.

8) Burlington Northern Santa Fe Incentive Bonus Stock Program, as amended and restated effective September 14, 2005.

9) Burlington Northern Santa Fe 1996 Stock Incentive Plan, as amended and restated December 11, 2008.

10) The Burlington Northern Santa Fe Supplemental Retirement Plan, as amended and restated effective January 1, 2005 and further amended through November 4, 2008.

11) Retirement Benefit Agreement between BNSF and Matthew K. Rose, as amended and restated September 21, 2006.

12) Retirement Benefit Agreement, dated January 16, 2003, between BNSF and John P. Lanigan.

13) Special Cash Award Retention Agreement, dated October 9, 2008, between BNSF Railway Company and Peter J. Rickershauser.

Annex I-A-4

14) Form of BNSF Change-in-Control Agreement, as amended and restated December 6, 2007 and effective December 31, 2007 (applicable to Messrs. Rose, Hund, Ice, Lanigan and Nober and two other executive officers).

15) Burlington Northern Santa Fe Corporation Supplemental Investment and Retirement Plan, as amended and restated effective January 1, 2005 as further amended and restated November 4, 2008.

16) Burlington Northern Inc. Director’s Charitable Award Program as amended and restated, effective January 1, 2009.

17) Burlington Northern Santa Fe Salary Exchange Option Program, as amended and restated October 1, 2004.

18) Burlington Northern Santa Fe 1999 Stock Incentive Plan, as amended and restated December 11, 2008.

19) Form of 1999 Stock Incentive Plan Stock Option Award Agreement.

20) Form of 1999 Stock Incentive Plan Restricted Stock Unit Award Agreement.

21) Form of 1999 Stock Incentive Plan Reload Stock Option Agreement.

22) Form of 1999 Stock Incentive Plan Special Retention Restricted Stock Unit Award Agreement.

23) Form of 1999 Stock Incentive Plan Performance-Based Restricted Stock Unit Award Agreement.

24) Form of 1999 Stock Incentive Plan Performance Stock Award Agreement.

25) Amended and Restated Benefits Protection Trust Agreement by and between Burlington Northern Santa Fe Corporation and Wachovia Bank, dated January 8, 2008.

26) Burlington Northern Santa Fe Directors’ Retirement Plan.

27) Termination of Burlington Northern Santa Fe Directors’ Retirement Plan, dated July 17, 2003.

28) Form of Indemnification Agreement, dated as of September 17, 1998, entered into between BNSF and directors.

29) Form of Indemnification Agreement, dated as of September 17, 1998, entered into between BNSF and certain officers, including Messrs, Rose, Hund, Ice, Lanigan, Nober and two other executive officers.

30) Burlington Northern Santa Fe 2005 Deferred Compensation Plan for Non-Employee Directors, as amended and restated December 11, 2008.

31) Burlington Northern Santa Fe Deferred Compensation Plan for Directors, as amended and restated December 9, 2004.

32) Indenture, dated as of December 1, 1995, between BNSF and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as successor in interest to The First National Bank of Chicago, as Trustee.

33) Indenture, dated as of December 8, 2005, between BNSF and U.S. Bank Trust National Association, as Trustee.

34) Trust Indenture and Security Agreement (BNSF 2008-A), dated June 2, 2008, between U.S. Bank Trust National Association, as Owner Trustee of the BNSF 2008-A Statutory Trust, and Wells Fargo Bank Northwest, National Association, as Indenture Trustee.

35) Trust Indenture Supplement No. 1 (BNSF 2008-A), dated June 26, 2008, to BNSF 2000-A Indenture, dated June 2, 2008, between U.S. Bank Trust National Association, as Owner Trustee of the BNSF 2008-A Statutory Trust, and Wells Fargo Bank Northwest, National Association, as Indenture Trustee.

36) Trust Indenture and Security Agreement (BNSF 2008-B), dated June 2, 2008, between U.S. Bank Trust National Association, as Owner Trustee of the BNSF 2008-B Statutory Trust, and Wells Fargo Bank Northwest, National Association, as Indenture Trustee.

37) Trust Indenture Supplement No. 1 (BNSF 2008-B), dated June 26, 2008, to BNSF 2000-B Indenture, dated June 2, 2008, between U.S. Bank Trust National Association, as Owner Trustee of the BNSF 2008-B Statutory Trust, and Wells Fargo Bank Northwest, National Association, as Indenture Trustee.

38) Guarantee Agreement between BNSF and U.S. Bank Trust National Association, as Guarantee Trustee, dated as of December 15, 2005.

39) First Supplemental Indenture, dated as of December 15, 2005, between BNSF and U.S. Bank Trust National Association, as Trustee.

40) Agreement as to Expenses and Liabilities, dated as of December 15, 2005, between BNSF and BNSF Funding Trust I.

41) First Supplemental Indenture, dated as of April 13, 2007, to Indenture, dated as of December 1, 1995, between BNSF and The Bank of New York Mellon Trust Company, N.A., as Trustee.

42) Second Supplemental Indenture, dated as of March 14, 2008, to Indenture, dated as of December 1, 1995, between BNSF and The Bank of New York Mellon Trust Company, N.A., as Trustee.

43) Third Supplemental Indenture, dated as of December 3, 2008, to Indenture, dated as of December 1, 1995, between BNSF and The Bank of New York Mellon Trust Company, N.A., as Trustee.

Annex I-B

Sullivan & Cromwell Disclosure Letter

Annex I-B

[Sullivan & Cromwell Letterhead]

September 24, 2009

Barclays Capital Inc.,

745 Seventh Avenue,

New York, New York 10019.

Goldman, Sachs & Co.,

85 Broad Street,

New York, New York 10004.

Wells Fargo Securities, LLC,

301 South College Street,

Charlotte, North Carolina 28288.

As Representatives of the several Underwriters

Ladies and Gentlemen:

This is with reference to the registration under the Securities Act of 1933 (the “Securities Act”) and offering of $750,000,000 aggregate principal amount of 4.700% Notes due October 1, 2019 (the “Securities”) of Burlington Northern Santa Fe Corporation (the “Company”). The Registration Statement relating to the Securities (File No. 333-155301) was filed on Form S-3 in accordance with procedures of the Securities and Exchange Commission (the “Commission”) permitting a delayed or continuous offering of securities pursuant thereto and, if appropriate, a post-effective amendment, document incorporated by reference therein or prospectus supplement that provides information relating to the terms of the Securities and the manner of their distribution. The Securities have been offered by the Prospectus, dated November 10, 2008 (the “Base Prospectus”), as supplemented by the Prospectus Supplement, dated September 21, 2009 (the “Prospectus Supplement”), which updates or supplements certain information contained in the Base Prospectus. The Base Prospectus, as supplemented by the Prospectus Supplement, does not necessarily contain a current description of the Company’s business and affairs since, pursuant to Form S-3, it incorporates by reference certain documents filed with the Commission that contain information as of various dates.

As special counsel to the Company, we reviewed the Registration Statement, the Base Prospectus, the Preliminary Prospectus Supplement, dated September 21, 2009 (the “Preliminary Prospectus Supplement”), the Final Term Sheet, dated September 21, 2009 (the “Final Term Sheet”) and filed pursuant to Rule 433 under the Securities Act (such Preliminary Prospectus Supplement and Final Term Sheet, taken together with the Base Prospectus, being referred to herein as the “Pricing Disclosure Package”), and the Prospectus Supplement, and participated in discussions with your representatives and those of the Company and its accountants. Between the date of the Prospectus Supplement and the time of delivery of this letter, we participated in further discussions with your representatives and those of the Company

Annex I-B-1

Barclays Capital Inc.
Goldman, Sachs & Co.
Wells Fargo Securities LLC	- 2

and its accountants concerning certain matters relating to the Company and reviewed certificates of certain officers of the Company, an opinion addressed to you from the Company’s internal counsel and a letter addressed to you from the Company’s accountants. On the basis of the information that we gained in the course of the performance of the services referred to above, considered in the light of our understanding of the applicable law (including the requirements of Form S-3 and the character of the prospectus contemplated thereby) and the experience we have gained through our practice under the Securities Act, we confirm to you that, in our opinion, the Registration Statement, as of the date of the Prospectus Supplement, and the Base Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive, in all material respects relevant to the offering of the Securities, to the requirements of the Securities Act, the Trust Indenture Act of 1939 and the applicable rules and regulations of the Commission thereunder. Also, we confirm to you that the statements contained under the caption “Description of Debt Securities” in the Base Prospectus and under the captions “Description of Notes” and “Underwriting” in the Prospectus Supplement, insofar as they relate to provisions of documents described therein, constitute a fair and accurate summary of such provisions in all material respects.

Further, nothing that came to our attention in the course of such review has caused us to believe that, insofar as relevant to the offering of the Securities,

(a) the Registration Statement, as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or

(b) the Pricing Disclosure Package, as of 2:00 P.M. on September 21, 2009, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(c) the Base Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

We also advise you that nothing that came to our attention in the course of the procedures described in the second sentence of the preceding paragraph has caused us to believe that the Base Prospectus, as supplemented by the Prospectus Supplement, as of the time of delivery of this letter, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained

Annex I-B-2

Barclays Capital Inc.
Goldman, Sachs & Co.
Wells Fargo Securities LLC	- 3

in the Registration Statement, the Base Prospectus, the Pricing Disclosure Package or the Prospectus Supplement except to the extent specifically noted in the fourth sentence of the second preceding paragraph. Also, we do not express any opinion or belief as to the financial statements or other financial data derived from accounting records contained in the Registration Statement, the Base Prospectus, the Pricing Disclosure Package or the Prospectus Supplement, as to management’s report of its assessment of the effectiveness of the Company’s internal control over financial reporting or the auditors’ report as to the Company’s internal control over financial reporting, each as included in the Registration Statement, the Base Prospectus, the Pricing Disclosure Package or the Prospectus Supplement, or as to the statement of the eligibility of the Trustee under the Indenture under which the Securities are being issued.

This letter is furnished by us, as special counsel to the Company, to you, as Representatives of the several Underwriters, solely for the benefit of the several Underwriters in their capacity as such, and may not be relied upon by any other person. This letter may not be quoted, referred to or furnished to any purchaser or prospective purchaser of the Securities and may not be used in furtherance of any offer or sale of the Securities.

Very truly yours,

Annex I-B-3

Annex II

Form of Gallegos Opinion

Annex II

[Burlington Northern Santa Fe Letterhead]

September 24, 2009

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Wells Fargo Securities, LLC

301 South College Street

Charlotte, North Carolina 28288

As Representatives of the several Underwriters

Ladies and Gentlemen:

This opinion is being rendered to you by me, as counsel to Burlington Northern Santa Fe Corporation (the “Company”), pursuant to Section 9(d) of the Underwriting Agreement, dated as of September 21, 2009 (the “Underwriting Agreement”), between the Company and Barclays Capital Inc., Goldman, Sachs & Co. and Wells Fargo Securities, LLC, as representatives of the several underwriters listed therein (the “Underwriters”), relating to the purchase by the Underwriters of $750,000,000 aggregate principal amount of 4.700% Notes due October 1, 2019 (the “Securities”) of the Company. Capitalized terms used herein and not defined shall have the respective meanings assigned such terms in the Underwriting Agreement.

In rendering the opinions set forth below, I have examined originals or copies identified to my satisfaction of (i) the Underwriting Agreement; (ii) the registration statement (File No. 333-155301) (the “Registration Statement”); (iii) the Pricing Prospectus as amended or supplemented; (iv) the Prospectus as amended or supplemented; (v) the Indenture, as supplemented by the Fourth Supplemental Indenture, dated September 24, 2009, between the Company and The Bank of New York Mellon Trust Company, N.A., as successor Trustee; (vi) the form of the Securities; and (vii) an officers’ certificate establishing the terms of the Securities pursuant to the Indenture.

Based upon and subject to the foregoing, I am of the opinion that:

1. The Company has an authorized capitalization as set forth in the Pricing Prospectus and the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

2. The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing in each jurisdiction in which the conduct of its

Annex II-1

business or the ownership or leasing of its property requires such qualification, except where failure to qualify would not in the aggregate have a material adverse effect upon the Company and its subsidiaries taken as a whole;

3. BNSF Railway Company (“BNSF Railway”), a subsidiary of the Company, has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware; and all of the issued shares of capital stock of BNSF Railway have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors’ qualifying shares and except as otherwise set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

4. To my knowledge and other than as set forth in the Pricing Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which the Company has reasonable cause to believe will individually or in the aggregate have a material adverse effect on the financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole; and, to my knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

5. Assuming due authorization and execution by the Trustee, the issuance and sale of the Securities and the compliance by the Company with all of the provisions of the Underwriting Agreement and the consummation of the transactions contemplated therein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to me to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (other than (A) those filed with the Commission as an exhibit to the Company’s Annual Report on Form 10-K filed on February 13, 2009 or (B) (i) Amendment No. 1 to the Second Amended and Restated RPI-2002-1 Receivables Purchase Agreement made and entered into as of November 12, 2008, Amendment No. 2 to the Second Amended and Restated RPI-2002-1 Receivables Purchase Agreement made and entered into as of February 12, 2009, Amendment No. 3 to the Second Amended and Restated RPI-2002-1 Receivables Purchase Agreement made and entered into as of March 12, 2009, Amendment No. 4 to the Second Amended and Restated RPI-2002-1 Receivables Purchase Agreement made and entered into as of April 13, 2009, Amendment No. 1 to the Amended and Restated RPI-2003-1 Receivables Purchase Agreement made and entered into on November 12, 2008, the RPI 2007-1 Receivables Purchase Agreement, and the RPI 2007-2 Receivables Purchase Agreement, all dated as of November 14, 2007 among Santa Fe Receivables Corporation BNSF Railway Company and The Bank of New York Trust Company, N.A.; and (ii) the Amended and Restated Five-Year Revolving Credit Agreement, dated as of June 15, 2005, as amended on September 15, 2006 and November 2, 2007, among Burlington Northern Santa Fe Corporation, the Lenders party thereto, the Syndication Agent named therein, and JPMorgan Chase Bank, N.A.), the effects of which would, in the aggregate, be materially adverse to the Company and its subsidiaries taken as a whole; and

Annex II-2

6. The documents incorporated by reference in the Pricing Prospectus and the Prospectus (other than the financial statements and other financial data therein, as to which I need express no opinion or belief), when they became effective or were filed with the Commission, as the case may be, appear to have complied as to form in all material respects with the requirements of the Securities Act, or the Exchange Act, as applicable, and the rules and regulation of the Commission thereunder.

In addition, I do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus which are not filed or incorporated by reference or described as required.

In addition, I or my staff has, from time to time, reviewed certain documents incorporated by reference in the Pricing Prospectus and the Prospectus and engaged in discussions with officers of the Company regarding those documents. However, except as specifically noted above, I am not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in those documents incorporated by reference in the Pricing Prospectus and the Prospectus, nor do I make any representation that I have independently verified or checked the accuracy, completeness or fairness of such statements. Notwithstanding the foregoing, no facts came to my attention that caused me to believe that any of such documents (other than the financial statements, schedules and other financial data therein, as to which I express no belief) contained an untrue statement of a material fact, or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading.

This opinion is limited to the Federal laws of the United States and the laws of the State of Texas, and I express no opinion as to the laws of any other jurisdiction.

This opinion is being furnished only to you, is solely for your benefit, and is not to be used, quoted, circulated, relied upon or otherwise referred to by any other person (including any person purchasing any of the Securities from you) or for any other purpose without my prior written consent.

Very truly yours,

Annex II-3

Annex III

Comfort Letter of

Independent Registered Public Accounting Firm

Annex III